Investor Presentation Quarter ended June 30, 2025 EX-99.1

2 15 Q2 2025 Overview Portfolio Data Key Highlights $ 62,293 Annualized Base Rent $ 900,305 Gross Real Estate 7.3yrs WALT 319 Properties 97.8 % Occupancy 334 Tenants 16 Industries 2,594 Rentable SQFT 37 States 23% Top 10 Tenant Concentration(1) 38% Top 20 Tenant Concentration(1) Note: Data as of or for the quarter ended June 30, 2025. (1) Based on ABR. (2) Includes cash and existing revolver capacity. The revolver contains a $200 million accordion feature, subject to customary conditions. $ (0.16) Net Loss per Share $ 0.24 FFO per Share $ 0.32 AFFO per Share $ 67,023 Capital Deployment YTD $ 24,711 Dispositions YTD 8,132 Average SQF per box 33 % Investment Grade (tenant or guarantor) LEVERAGE AND LIQUIDITY 5.5 x Net Debt To Annualized Adjusted EBITDAre 3.3 x Fixed Charge Coverage $ 139,863 Liquidity(2) (unaudited, in thousands)

A Differentiated Strategy Focused on Properties with Frontage Our properties are strategically-located and mission-critical providing tenants with premium visibility, customer convenience and brand-building opportunities Brand Building Through Real Estate Opportunity to build individual signage and prototypes to allow tenants to market and advertise themselves as they front highly trafficked roads Convenience and Access Attracts tenants in the essential and experiential retail segments that demand high-profile physical locations that facilitate frequent visitation from customers Direct frontage on highly-trafficked roads provide tenants with premium visibility and convenient access for customers Growing Demand Drivers New users entering marketplace Existing users expanding / relocating Sample Brands FrontView’s tenants are positioned within a retail center to attract the greatest road / foot traffic Many properties lack the access and visibility that are essential to FrontView’s strategy

FrontView REIT's Evolution

Investment in high visibility frontage formulated through decades of experience

- Decades of working with retail shopping centers, highlighting a **unique, favorable characteristics of properties with frontage**
- **FrontView is a leading real estate owner in the sector, with the ability to source granular opportunities with high-visibility frontage, manage, re-lease and recycle assets, driving diversification built on strong real estate fundamentals**

Foundation

1999
Stephen Preston joins NADG, FrontView's parent company

2003 – 2015
NADG continuously grows with AUM eclipsing $2 billion

Careful Construction Of High-Visibility Frontage Real Estate

2016
FrontView is founded as a private net lease REIT focused on outparcel acquisitions

2018
FrontView acquires its 100th asset and reaches $100M in equity raised

2019
Inaugural ABS offering with $264M note issuance

2021
FrontView makes its 200th acquisition, increasing gross assets acquired to $500M

2023
FrontView reaches ~$800M in gross assets acquired

2024
Completes IPO and list on NYSE in October 2024

2025
Simplifies capital structure, repaying ABS notes, and fixes $200M term loan at an all-in rate of 4.96%

2Q 2025
Completes executive team, hiring Pierre Revol as CFO, and improves portfolio metrics while prudently managing balance sheet

4

Real Estate Focused Investment Strategy Supported by Comprehensive Underwriting Criteria Land and Building Characteristics Tenant Competitive Dynamics Parcel size, location, and positioning Building size, age, and drive-thru capability Flexibility to serve multiple tenant uses Access, visibility, and general market characteristics Zoning provisions and restrictions Competitive landscape and positioning Void analysis & proximity to nearest operating unit Anchor / trade area dynamics Market Conditions Trade area size / attractiveness Population growth and income levels Quality of local amenities and real estate Real estate fundamentals that support growth and occupancy Credit Analysis Thorough underwriting of acquisitions which includes a deep dive into a tenant’s operations and financial statements Understand unit and parent level performance Analyze liquidity, cash flow, leverage and operating income amongst other factors

Capital Structure Provides Flexibility for Growth

Strong pro forma balance sheet with no near-term maturities supports FrontView's execution of its growth strategy

Capital Structure



Revolving Credit Facility
18.2%
Common Stock (1)
37.6%
Total Capitalization
$ 644 M
Term Loan
30.7%
OP Units (1)
13.6%

Debt, Net Debt and Net Debt to Annualized Adjusted EBIDTAre			
	Interest Rate	Maturity	June 30, 2025
Revolving Credit Facility	Adj. SOFR + 1.20%	10/3/2027[3]	$118,500
Term Loan	Adj. SOFR + 1.20%[2]	10/3/2027[3]	200,000
Gross Debt			**$318,500**
Cash and Cash Equivalents			(8,363)
Net Debt			**$310,137**
Annualized Adjusted EBITDAre[4]			$56,896
Net Debt to Annualized Adjusted EBITDAre			**5.5 x**

Fixed Charge Coverage Ratio	
Interest Expense	$4,647
Less: Non-Cash Interest	(400)
Fixed Charges	$4,247
Annualized Fixed Charges	**$16,988**
Annualized Adjusted EBITDAre / Annualized Fixed Charges	**3.3 x**

Liquidity	
Undrawn Revolver Capacity[5]	$131,500
Cash and Cash Equivalents	8,363
Total Liquidity	**$139,863**

(1) Equity value as of June 30, 2025, of $12.00.
(2) Fixed through hedges at 4.96% through initial maturity.
(3) Both facilities have two 12-month extension options.
(4) Excludes non-cash stock-based compensation expense and non-recurring expenses, including lease termination fees.
(5) The Company may elect to request an increase to the existing revolving commitments and/or the establishment of one or more new commitments for an aggregate maximum amount of $200.0 million, subject to customary conditions.

6

Active Asset Management Approach Robust asset management capabilities supported by years of iteration and experience Real estate expertise and real-time portfolio monitoring supports FrontView’s ability to promptly determine realistic, tailored asset management solutions when needed. Our asset management team has the willingness and capabilities to address situations in a timely manner Active Tenant Surveillance And Communication Comprehensive Asset Management Toolkit Real-Time Monitoring of Rent Collection Real-time portfolio monitoring program with dedicated personnel Prompt notification of tenant payment status Routine review of rent collections data with comparisons to historical data to identify variances in tenant behavior Tenant Engagement Proactive tenant communications in both normal course and when changes in rent payment behavior arise Lease renewals / extensions Lease modifications / restructurings Re-Tenanting Repossess property for timely backfill opportunities Prompt response to tenant defaults Value Enhancement Opportunities Creative lease negotiations Enhancement / repositioning of properties Strategic Dispositions Strategic dispositions

Investment Opportunity Attractively valued, prudent capital allocation, growth opportunity

Sharpshooter Strategy Focuses on Assets with Frontage at Attractive Price Points Note: ADC, EPRT, FCPT, NTST, FVR, NNN, and O as of 2Q’25. (1) Reflects undepreciated book value of real estate divided by number of properties. (2) Tenant concentration figures based on company reported % of ABR. Peer average: $20 2Q’25 RENT PER SQUARE FOOT Peer average: $245 2Q’25 ANNUALIZED BASE RENT / PROPERTY ($000’s) Peer average: 34% Top 10 Tenants as % of ABR (2) Peer average: $3.0 AVERAGE INVESTMENT PER PROPERTY ($M) (1)

Three Months Ended June 30, 2025 Adjusted Net Operating Income $16.2 GAAP Adjustments (2) (0.3) Adjusted Cash NOI $15.9 Annualized Cash NOI 63.6 Implied Cap Rate 9.8% Implied Value of Real Estate 648.5 Net Debt (310.1) Other Balance Sheet Items (3) (1.3) Implied Equity Value 337.1 FDSO 27.8 Implied Equity Value / Share $12.11 Significant Opportunity for Upside Given Peer Trading Values ($M, except per share values) Implied Equity Value per Share at Selected Cap Rates ($) Source: Limited Movements in Cap Rate Would Help Drive Meaningful Uplift in Share Price(4) +17.4% +43.6% +77.3% +122.2% 6.5% Retail Net Lease REITs Are Valued at a Premium Relative to Comparable Portfolios(1) (1) Based on Company Filings, Green Street Advisors, Equity Research. Market Data as of August 12th, 2025. (2) GAAP adjustments include ($0.3M) of straight-line rent adjustments. (3) Other balance sheet includes other tangible assets and loans receivable of $19.9M and other tangible liabilities and dividends payable of $21.2M. (4) This information is based on assumptions regarding future events and circumstances that are inherently subject to change. For a discussion of some of the important factors that could cause these variations, please consult the "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

Capital Recycling Enables Accretive Growth (1) This information is based on assumptions regarding future events and circumstances that are inherently subject to change. For a discussion of some of the important factors that could cause these variations, please consult the "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2025. (2) Investment guidance is for $110 million to $130 million; first half acquisitions were $67 million. Disposition guidance is $60 million to $75 million; first half dispositions were $25 million. PRUDENT CAPITAL RECYCLING(1) Illustrative Cash Cap Rate 7.5% 7.0% 9.6% Illustrative Rent Impact $4.0 ($3.0) $1.0 2H2025 Activity Guidance at Midpoint ($M)(2) Investment: Well-located assets with frontage and high visibility Accretive to portfolio in terms of real estate quality, WALT, and tenant diversification with strong credits Dispositions: Well-located assets suitable for several concepts Predominantly non-IG tenants with shorter WALT Net Investment Activity: Accretive financially, with minimal use of leverage Accretive to portfolio metrics including WALT, credit quality of tenants and escalators

Potential to Unlock Meaningful Growth

ILLUSTRATIVE LONG-TERM WEIGHTED AVERAGE COST OF CAPITAL[1]



8.3%
7.0%
6.3%

		$12.11 Share Price (9.8x '25E AFFO)	$15.38 Share Price (12.5x '25E AFFO)	$17.90 Share Price (14.6x '25E AFFO, Peer Multiple)
COST OF EQUITY AND DEBT	AFFO Yield (Equity) @ 60%[2]	10.2 %	8.0 %	6.9 %
	Debt @ 40%	5.5 %	5.5 %	5.5 %
ILLUSTRATIVE WACC AT VARIOUS COSTS OF DEBT	4.5%	7.9%	6.6%	5.9%
	5.0%	8.1%	6.8%	6.1%
	5.5%	8.3%	7.0%	6.3%
	6.0%	8.5%	7.2%	6.5%

ILLUSTRATIVE AFFO PER SHARE GROWTH AT VARIOUS INVESTMENT VOLUMES AND SPREADS[1]



100 bps Investment Spread (7.5% Acquisition Cap Rate - WACC)(3)
150 bps Investment Spread (7.5% Acquisition Cap Rate - WACC) (4)
1 YEAR RUN RATE AFFO PER SHARE GROWTH(5)
1.3%
2.5%
3.5%
4.5%
5.3%
2.1%
4.0%
5.7%
7.2%
8.7%
$50
$100
$150
$200
$250
INVESTMENT VOLUME ($M)

COST OF CAPITAL + PRUDENT INVESTMENT YIELDS UNLOCKS GROWTH

Source: Wall Street Research; Market data as of 8/12/25. Peers include NNN, O, NTST, FCPT, EPRT and ADC. Short-term cost of capital would be lower based on the usage of free cash flow and initial revolver funding costs.

(1) This information is based on assumptions regarding future events and circumstances that are inherently subject to change. For a discussion of some of the important factors that could cause these variations, please consult the "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.
(2) Estimated cost of equity based on the midpoint of 2025 AFFO/sh guidance.
(3) 1.0% Investment spread based on 7.5% illustrative acquisition cap rate and 6.5% weighted average cost of capital.
(4) 1.5% Investment spread based on 7.5% illustrative acquisition cap rate and 6.0% weighted average cost of capital.
(5) Represents incremental AFFO per share growth assuming midpoint of 2025E guidance of $1.23 per share.

12

Portfolio Detail Tenant detail, industry and geographic mix

Diversification: Top 60 Tenants

#	Tenant Brand	# of Properties[1]	% of ABR	Investment Grade Rated	Credit Rating (S&P / Moody's / Fitch)
1	Dollar Tree	13	3.3 %	✓	BBB / Baa2
2	Fast Pace Urgent Care	8	2.7 %	—	N/A
3	Verizon	8.5	2.6 %	✓	BBB+ / Baa1 / A-
4	Adams Auto Group	3	2.3 %	—	N/A
5	Oak Street Health	5.5	2.1 %	—	N/A
6	IHOP	6	2.0 %	—	N/A
7	Mammoth Car Wash	6	2.0 %	—	N/A
8	Raising Canes	6	1.9 %	—	N/A
9	Bank of America	5	1.9 %	✓	A- / Aa2 / AA-
10	LA-Z-Boy	3	1.8 %	—	N/A
11	CVS	4	1.7 %	✓	BBB / Baa2 / BBB
12	AT&T	4	1.7 %	✓	BBB / Baa2 / BBB+
13	T-Mobile	7.5	1.7 %	✓	BBB / Baa2 / BBB+
14	Chili's	3	1.6 %	—	N/A
15	Wendy's	7	1.5 %	—	N/A
16	PNC Bank	5	1.5 %	✓	A / A+
17	Wells Fargo	2.5	1.4 %	✓	A+ / A1 / A+
18	Advance Auto Parts	7	1.4 %	—	N/A
19	Walgreens	3	1.4 %	—	N/A
20	St. Joseph Hospice	2	1.4 %	—	N/A
21	Heartland Dental	5	1.3 %	—	N/A
22	Burger King	5	1.2 %	—	N/A
23	Lowe's Home Improvement	1	1.2 %	✓	BBB+
24	VASA Fitness	0.5	1.1 %	—	N/A
25	Charles Schwab	1	1.1 %	✓	A- / A
26	Aspen Dental	4.5	1.1 %	—	N/A
27	Parachute Plasma	2	1.1 %	—	N/A
28	WSS	2	1.0 %	—	N/A
29	Wellnow	4	1.0 %	—	N/A
30	Walmart	1	1.0 %	✓	AA / Aa2 / AA
31	Best Buy	1	1.0 %	✓	BBB+ / A3
32	Andy's Frozen Custard	4	1.0 %	—	N/A

#	Tenant Brand	# of Properties[1]	% of ABR	Investment Grade Rated	Credit Rating (S&P / Moody's / Fitch)
33	Edge Fitness	1	1.0 %	—	N/A
34	Chase Bank	2.5	1.0 %	✓	A / Aa3 / AA-
35	Floor & Decor	1	1.0 %	—	N/A
36	LA Fitness	2	1.0 %	—	N/A
37	Tricolor	1	0.9 %	—	N/A
38	Applebee's	3	0.9 %	—	N/A
39	Stop & Shop Gas	3	0.9 %	✓	BBB+
40	Sleep Number	2	0.8 %	—	N/A
41	Chuy's Mexican	2	0.8 %	✓	BBB / Baa2 / BBB
42	Texas Roadhouse	2	0.8 %	—	N/A
43	Take 5 Oil Change	4.5	0.7 %	—	N/A
44	First Bank	3	0.7 %	—	N/A
45	Chipotle	3	0.7 %	—	N/A
46	Taco Bell	3	0.7 %	—	N/A
47	Auto Saavy	1	0.7 %	—	N/A
48	Trophy Fuel & Wash	1	0.7 %	—	N/A
49	Physicians Immediate Care	1.5	0.7 %	—	N/A
50	Sonic	4	0.7 %	—	N/A
51	7-Eleven	3	0.7 %	✓	A- / Aa3
52	Harbor Freight	2	0.6 %	—	N/A
53	O'Reilly Auto Parts	4	0.6 %	✓	BBB+ / Baa1
54	AutoZone	3	0.6 %	✓	BBB / Baa1 / BBB
55	Dollar General	3	0.6 %	✓	BBB / Baa3
56	Planet Fitness	1	0.6 %	—	N/A
57	McAlister's Deli	2.5	0.6 %	—	N/A
58	Friendly's	2	0.6 %	—	N/A
59	Starbucks	3	0.6 %	✓	BBB+ / Baa1
60	Range USA	1	0.6 %	—	N/A
	Top 60	**205**	**71.8 %**		
	Other (61 through 157)	**114**	28.2 %		
	Total Portfolio	**319**	**100.0 %**		

14

(1) Includes two-tenant properties.

Diversification: Property Map



ID 1
NV 1
UT 2
AZ 6
CO 2
SD 1
NE 2
KS 6
OK 9
TX 23
MN 7
MO 10
AR 1
LA 4
WI 2
IL 36
MS 2
MI 8
IN 15
KY 8
TN 17
AL 11
OH 22
1
GA 25
FL 13
SC 11
NC 17
VA 15
PA 8
NY 8
ME 3
1 MA
1 RI
3 CT
10 NJ
7 MD

319
Properties

37
States

15

Diversification: Tenant Industry

Industry	Defensive Mix	# of Properties[1]	ABR (000s)	% of ABR	Square Feet (000s)	Rent / SQFT
Medical and Dental Providers	Necessity	43	$ 9,198	14.7 %	284	$ 32.39
Quick Service Restaurants	Service	61.5	$ 8,662	13.9 %	199	$ 43.53
Casual Dining	Service	42	$ 8,062	12.9 %	267	$ 30.19
Financial Institutions	Necessity	26	$ 5,977	9.6 %	146	$ 40.94
Cellular Stores	Service	21.5	$ 4,092	6.6 %	97	$ 42.19
Automotive Stores	Necessity	27	$ 3,219	5.2 %	162	$ 19.87
Convenience Stores and Gas Stations	Necessity	15	$ 2,855	4.6 %	40	$ 71.38
Discount Retail	Discount	17.5	$ 2,766	4.4 %	198	$ 13.97
Automotive Dealers	Service	6	$ 2,681	4.3 %	87	$ 30.82
Fitness Operators	Service	5	$ 2,523	4.1 %	170	$ 14.84
Car Washes	Service	10	$ 2,033	3.3 %	33	$ 61.61
Pharmacies	Necessity	7	$ 1,935	3.1 %	81	$ 23.89
Home Improvement Stores	Necessity	5	$ 1,689	2.7 %	263	$ 6.42
Professional Services	Service	1	$ 173	0.3 %	4	$ 43.25
Other - Service	Service	26.5	$ 4,836	7.7 %	279	$ 17.33
Other - Necessity	Necessity	5	$ 1,592	2.6 %	284	$ 5.61
Total	—	**319**	**$ 62,293**		**2,594**	**$ 24.01**

Industry Mix / Defensive Mix



Discount
4.4%
Necessity
42.5%
Service
53.1%
4.4%
14.7%
9.6%
5.2%
4.6%
3.1%
2.7%
2.6%
13.9%
12.9%
6.6%
4.3%
4.1%
3.3%
0.3%
7.7%
Discount Retail
Medical and Dental Providers
Financial Institutions
Automotive Stores
Convenience Stores and Gas Stations
Pharmacies
Home Improvement Stores
Other - Necessity
Quick Service Restaurants
Casual Dining
Cellular Stores
Automotive Dealers
Fitness Operators
Car Washes
Professional Services
Other - Service

16

(1) Includes two-tenant properties.

Diversification: Geography State # of Properties(1) Square Feet (000s) ABR (000s) % of ABR Rent / SQFT IL 36 376 $ 8,684 13.9% $ 23.10 GA 25 170 $ 5,039 8.1% $ 29.64 TX 23 133 $ 4,745 7.7% $ 35.68 NC 17 94 $ 3,353 5.4% $ 35.67 TN 17 113 $ 3,335 5.4% $ 29.51 OH 22 130 $ 3,157 5.1% $ 24.28 IN 15 79 $ 2,675 4.3% $ 33.86 PA 8 145 $ 2,502 4.0% $ 17.26 VA 15 76 $ 2,445 4.0% $ 32.17 FL 13 92 $ 2,327 3.7% $ 25.29 NY 8 242 $ 2,131 3.4% $ 8.81 SC 11 91 $ 1,886 3.0% $ 20.73 AL 11 49 $ 1,788 2.9% $ 36.49 MO 10 60 $ 1,714 2.8% $ 28.57 MN 7 72 $ 1,445 2.3% $ 20.07 MI 8 49 $ 1,410 2.3% $ 28.78 MD 7 50 $ 1,406 2.3% $ 28.12 NJ 10 55 $ 1,384 2.2% $ 25.16 AZ 6 40 $ 1,353 2.2% $ 33.83 (1) Includes two-tenant properties. State # of Properties(1) Square Feet (000s) ABR (000s) % of ABR Rent / SQFT OK 9 48 $ 1,308 2.1% $ 27.25 LA 4 47 $ 1,210 1.9% $ 25.74 ME 3 186 $ 1,062 1.7% $ 5.71 KS 6 41 $ 1,058 1.7% $ 25.80 KY 8 40 $ 1,022 1.6% $ 25.55 CT 3 9 $ 610 1.0% $ 67.78 ID 1 6 $ 424 0.7% $ 70.67 MS 2 13 $ 417 0.7% $ 32.08 UT 2 22 $ 340 0.5% $ 15.45 CO 2 10 $ 330 0.5% $ 33.00 NE 2 20 $ 325 0.5% $ 16.25 WI 2 15 $ 310 0.5% $ 20.67 NV 1 4 $ 259 0.4% $ 64.75 AR 1 3 $ 218 0.3% $ 72.67 RI 1 1 $ 182 0.3% $ 182.00 SD 1 10 $ 155 0.2% $ 15.50 MA 1 2 $ 143 0.2% $ 71.50 WV 1 1 $ 141 0.2% $ 141.00 Total 319 2,594 $ 62,293 100.0% $ 24.01

Occupancy Rates Note: Data as of June 30, 2023. 1Vacant square feet includes unoccupied square footage on multi-tenant properties. 2Based on ABR. Year Number of Properties Square Feet (000s) ABR (000s) % of ABR Remainder of 2025 2 13 $ 441 0.7% 2026 19.5 118 $ 3,532 5.7% 2027 31.5 385 $ 7,012 11.2% 2028 27 149 $ 4,380 7.0% 2029 30.5 205 $ 6,082 9.8% 2030 32.5 203 $ 6,592 10.6% 2031 23.5 146 $ 4,465 7.2% 2032 21.5 401 $ 5,323 8.5% 2033 13 80 $ 2,556 4.1% 2034 20.5 164 $ 4,142 6.6 % Thereafter 90.5 683 $ 17,768 28.6 % Vacant(1) 7 47 — — Total 319 2,594 $ 62,293 100.0% 1.7% Weighted average rent growth Escalation Types (1) 18 (in thousands) Lease Expirations, Occupancy and Escalations Includes contractual rent increases on tenant renewal options to the extent a lease is at the end of its initial term. Approximately 23% escalate annually, 2.7% have no escalations, and the rest escalate over longer periods.

Capital Deployment Investment activity and dispositions since IPO

Capital Deployment Activity Moderating capital deployment volumes to optimize deal selections and maintain conservative leverage Acquisitions ($ in thousands) December 31, 2024 March 31, 2025 June 30, 2025 Number of properties 29 17 5 Average annual escalators 1.7% 1.6% 2.4 % Investment grade % 27.0% 29.2% 17.9 % Weighted average lease term (WALT) 11.1 12.9 11.0 Purchase price $ 103,422 $ 49,224 $ 17,799 Cash capitalization rate 7.93% 7.90% 8.17 % Economic yield 8.54% 8.18% 9.35 % Acquisition Mix ($ 000’s) $ 103,422 $ 49,224 $ 17,799 Representative tenants Note: Weightings are based on purchase price.

Disposition Activity Non-core dispositions, improving portfolio metrics, and funding acquisitions Dispositions mix ($ 000’s) $ 2,050 $ 22,661 Dispositions ($ in thousands) December 31, 2024 March 31, 2025 June 30, 2025 Number of vacant properties — — 4 Number of leased properties — 1 5 Gross proceeds on vacant properties — — $ 11,055 Gross proceeds on leased properties — $ 2,050 $ 11,606 Weighted average lease term (WALT) — 13.8 8.0 Total gross proceeds — $ 2,050 $ 22,661 Disposition capitalization rate on leased properties — 6.88% 6.75 % Representative tenants Note: Weightings are based on gross proceeds.

GAAP and Non-GAAP Metrics

Income Statement

(unaudited, in thousands except share and per share data)

(unaudited, in thousands except share and per share data)	Three Month Ended June 30, Successor 2025	Three Month Ended June 30, Predecessor 2024	Six Month Ended June 30, Successor 2025	Six Month Ended June 30, Predecessor 2024
Revenues				
Rental revenues[1,2]	$ 17,467	$ 14,474	$ 33,612	$ 29,627
Other revenues	87	136	185	242
Total revenues	**17,554**	**14,610**	**33,797**	**29,869**
Operating expenses				
Depreciation and amortization	9,466	6,971	17,271	14,296
Property operating expenses	2,714	1,710	5,090	3,691
Property management fees	—	497	—	1,007
Asset management fees	—	1,034	—	2,068
General and administrative expenses	3,279	643	6,118	1,361
Total operating expenses	**15,459**	**10,855**	**28,479**	**22,423**
Other expenses (income)				
Interest expense	4,647	6,597	9,144	13,292
(Gain) loss on sale of real estate	(1,194)	51	(1,661)	(337)
Impairment loss	2,978	—	3,406	591
Income taxes	194	119	296	281
Total other expenses	6,625	6,767	11,185	13,827
Net loss	**(4,530)**	**(3,012)**	**(5,867)**	**(6,381)**
Less: Net loss attributable to convertible non-controlling preferred interest	—	826	—	1,743
Less: Net loss attributable to non-controlling interests	1,629	—	2,133	—
Net loss attributable to FrontView REIT, Inc (successor) and NADG NNN Property fund LP (predecessor)	**$ (2,901)**	**$ (2,186)**	**$ (3,734)**	**$ (4,638)**
Weighted average number of common shares outstanding				
Basic	19,136,225	—	18,229,095	—
Diluted	27,827,037	—	27,824,932	—
Net loss per share attributable to common stockholders				
Basic	$ (0.16)	$ —	$ (0.22)	$ —
Diluted	$ (0.16)	$ —	$ (0.22)	$ —
Comprehensive loss				
Net loss	$ (4,530)	$ (3,012)	$ (5,867)	$ (6,381)
Other comprehensive loss				
Change in fair value of interest rate swaps	(1,322)	—	(1,511)	—
Comprehensive loss	(5,862)	(3,012)	(7,378)	(6,381)
Less: Comprehensive loss attributable to convertible non-controlling preferred interests	—	826	—	1,743
Less: Comprehensive loss attributable to convertible non-controlling interests	2,108	—	2,705	—
Comprehensive loss attributable to NADG NNN Property Fund LP (Predecessor) and to FrontView REIT, Inc. (Successor)	$ (3,754)	$ (2,186)	$ (4,673)	$ (4,638)

(1) *Includes tenant reimbursement income of $2.4 million and $1.2 million for the three-month periods ending June 30, 2025, and 2024, respectively. Includes tenant reimbursement income of $4.1 million and $3.1 million for the six-month periods ending June 30, 2025, and 2024, respectively.*

(2) *Includes variable rent of $163K and $306K for the three-month periods ending June 30, 2025, and 2024, respectively. Includes variable rent of $218K and $749K for the six-month periods ending June 30, 2025, and 2024, respectively.*

23

GAAP Reconciliations to FFO and AFFO (unaudited, in thousands except share and per share data) Successor 2025 Predecessor 2024 Successor 2025 Predecessor 2024 Net loss $ (4,530) $ (3,012) $ (5,867) $ (6,381) Depreciation on real property and amortization of real estate intangibles 9,466 6,971 17,271 14,296 (Gain) loss on sale of real estate (1,194) 51 (1,661) (337) Impairment loss on real estate held for investment 2,978 — 3,406 591 Funds from operations (FFO) $ 6,720 $ 4,010 $ 13,149 $ 8,169 Straight-line rent adjustments (286) (446) (408) (777) Amortization of financing transaction and discount costs 400 1,036 795 2,092 Amortization of above/below market lease intangibles 941 476 1,652 915 Stock-based compensation 200 — 815 — Lease termination fees — (223) — (637) Adjustment for structuring and public company readiness costs 89 23 290 74 Other non-recurring expenses(1) 964 16 964 45 Adjusted funds from operations (AFFO) $ 9,028 $ 4,892 $ 17,257 $ 9,881 Diluted weighted average shares outstanding 27,827,037 — 27,824,932 — Net loss per diluted share $ (0.16) $ — $ (0.22) $ — FFO per diluted share $ 0.24 $ — $ 0.47 $ — AFFO per diluted share $ 0.32 $ — $ 0.62 $ — Three Month Ended June 30, Six Month Ended June 30, Other non-recurring expenses include one-time legal expenses, deal pursuit costs and other non-recurring items.

GAAP Reconciliation to Adjusted EBITDAre and Cash NOI (1) Reflects an adjustment to give effect to all investments during the quarter as if they had been acquired as of the beginning of the quarter. (2) Reflects an adjustment to give effect to all dispositions during the quarter as if they had been sold as of the beginning of the quarter. (3) Reflects an adjustment to exclude non-cash stock-based compensation expense. (4) Reflects an adjustment to exclude non-recurring expenses, including structuring and public company readiness costs, lease termination fees, legal one-time expenses, and other non-recurring income or expenses. Three Months Ended June 30, 2025 Net loss $ (4,530) Depreciation and amortization 10,407 Interest expense 4,647 Income taxes 194 EBITDA $ 10,718 Gain on sale of real estate (1,194) Impairment loss on real estate held for investment 2,978 EBITDAre $ 12,502 Adjustment for current period investment activity (1) 383 Adjustment for current period disposition activity (2) (72) Adjustment for non-cash compensation expense (3) 200 Adjustment to exclude non-recurring expenses (4) 1,053 Adjustment to exclude net write-offs of accrued rental income 158 Adjusted EBITDAre $ 14,224 General and administrative, net of non-recurring 1,962 Adjusted net operating income $ 16,186 Straight-line rental revenue, net (277) Adjusted cash NOI $ 15,909 Annualized EBITDAre $ 50,008 Annualized adjusted EBITDAre $ 56,896 Annualized adjusted NOI $ 64,744 Annualized adjusted cash NOI $ 63,636 (unaudited, in thousands)

Balance Sheet (unaudited, in thousands) Assets June 30, 2025 December 31, 2024 Assets Real estate held for investment, at cost Land $ 330,193 $ 332,944 Buildings and improvements 401,954 386,462 Total real estate held for investment, at cost 732,147 719,406 Less accumulated depreciation (43,935) (40,398) Real estate held for investment, net 688,212 679,008 Assets held for sale 28,619 5,898 Mortgage loans receivable 7,134 — Cash and cash equivalents 8,363 5,094 Intangible lease assets, net 106,759 114,868 Other assets 17,425 16,941 Total assets $ 856,512 $ 821,809 Liabilities and equity Liabilities Debt, net $ 316,892 $ 266,538 Intangible lease liabilities, net 14,520 14,735 Accounts payable and accrued liabilities 21,149 17,858 Total liabilities 352,561 299,131 Equity Common stock, par value $0.01 per share 204 173 Additional paid-in capital 389,378 331,482 Accumulated deficit (18,727) (6,834) Accumulated other comprehensive loss (965) — Total FrontView REIT, Inc. equity 369,890 324,821 Non-controlling interests in the OP 134,061 197,857 Total equity 503,951 522,678 Total liabilities and equity $ 856,512 $ 821,809

Net Debt Metrics, Fixed Charge Coverage and Covenants

(unaudited, in thousands)

	Maturity Date	Interest Rate	June 30, 2025
Debt			
Term Loan	3-Oct-27 (1)	Adjusted SOFR + 1.20% (2, 3)	$ 200,000
Revolving Credit Facility	3-Oct-27 (1)	Adjusted SOFR + 1.20% (2)	118,500
Gross Debt			**$ 318,500**
Cash and Cash Equivalents			(8,363)
Net Debt			$ 310,137
Net Debt to Annualized EBITDAre			**6.2 x**
Net Debt to Annualized Adjusted EBITDAre			**5.5 x**

Covenants

The following is a summary of key financial covenants for the Company's unsecured debt instruments

- The covenants associated with the Revolving Credit Facility are reported to the respective lenders via quarterly covenant reporting packages
- These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show that as of June 30, 2025, the Company believes it is in compliance with the covenants

Fixed Charge Coverage Ratio (FCCR)	June 30, 2025
Interest Expense	$ 4,647
Less: Non-Cash Interest	(400)
Fixed Charges	4,247
Annualized Fixed Charges	**$ 16,988**
Annualized Adjusted EBITDAre / Annualized Fixed Charges	**3.3 x**

Covenants	Required	Revolving Credit Facility
Total Leverage Ratio	≤ 60 %	36.2 %
Adjusted EBITDA to Fixed Charges Ratio	≥ 1.50 to 1.00	3.3 x
Secured Leverage Ratio	≤ 40 %	0.0 %
Unencumbered NOI to Unsecured Interest Expense Ratio	≥ 1.75 to 1.00	3.6 x
Unsecured Leverage Ratio	≤ 60 %	36.2 %
Tangible Net Worth	≥ $ 380,032	$ 561,347

(1) The loans each contain two 12-month extension options, subject to a 0.125% extension fee.
(2) The approximate one-month SOFR rate on June 30, 2025, was 4.45%, plus a 10-basis point adjustment ("Adjusted SOFR").
(3) Hedged $200 million of floating rate SOFR at 3.664%, effectively fixing the term loan at a rate of 4.964% through initial maturity.

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Net Asset Value Components June 30, 2025 Real estate portfolio Number of properties 319 Rentable square feet 2,594 Rent per square foot $ 24.01 WALT 7.3 Years Annualized base rent (ABR)(1) $ 62,293 Annualized adjusted cash NOI(1) $ 63,635 Tangible assets Cash and cash equivalents 8,363 Mortgage receivable principal outstanding 7,134 Other tangible assets(2) 12,796 Total tangible assets $ 28,293 Debt Term loan 200,000 Revolving credit facility 118,500 Total debt $ 318,500 Tangible liabilities Dividends payable 6,102 Other tangible liabilities(3) 15,121 Total tangible liabilities $ 21,223 Shares outstanding Common stock 20,430,096 Operating partnership units 7,404,574 Total common stock and OP units outstanding 27,834,670 (unaudited, in thousands) (1) Excludes vacant properties with net book value of $12.3 million. (2) Includes components of accounts receivable (net) and deferred rent receivables (net) that are realizable assets. (3) Includes accounts payable and accrued liabilities.

Non-GAAP Definitions and Explanations EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre: EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre are non-GAAP financial measures. We compute EBITDA as earnings before interest, income taxes and depreciation and amortization. EBITDA is a measure commonly used in our industry. We believe that this ratio provides investors and analysts with a measure of our leverage that includes our operating results unaffected by the differences in capital structures, capital investment cycles and useful life of related assets compared to other companies in our industry. In 2017, Nareit issued a white paper recommending that companies that report EBITDA also report EBITDAre in financial reports. We compute EBITDAre in accordance with the definition adopted by Nareit. Nareit defines EBITDAre as EBITDA (as defined above) excluding gains (loss) from the sales of depreciable property and provisions for impairment on investment in real estate. We believe EBITDA and EBITDAre are useful to investors and analysts because they provide important supplemental information about our operating performance exclusive of certain non-cash and other costs. We compute adjusted EBITDAre as EBITDAre for the applicable quarter, as adjusted to (i) reflect all investment and disposition activity that took place during the applicable quarter as if each transaction had been completed on the first day of the quarter, (ii) exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in nature because they relate to unique circumstances or transactions that had not previously occurred and which we do not anticipate occurring in the future, (iii) eliminate the impact of lease termination fees from certain of our tenants, and (iv) exclude non-cash stock-based compensation expense. Annualized adjusted EBITDAre is calculated by multiplying adjusted EBITDAre for the applicable quarter by four, which we believe provides a meaningful estimate of our current run rate for all of our investments as of the end of the most recently completed quarter given the contractual nature of our long-term net leases. You should not unduly rely on this measure as it is based on assumptions and estimates that may prove to be inaccurate. Our actual reported EBITDAre for future periods may be significantly different from our annualized adjusted EBITDAre. Our reported EBITDA, EBITDAre, Adjusted EBITDAre, and Annualized Adjusted EBITDAre may not be comparable to similarly titled measures of other companies. You should not consider these measures as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO): FFO and AFFO are non-GAAP measures. We believe the use of FFO and AFFO are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. FFO and AFFO should not be considered alternatives to net income as a performance measure or to cash flows from operations, as reported on our statement of cash flows, or as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. We compute FFO in accordance with the standards established by the Board of Governors of Nareit. Nareit defines FFO as GAAP net income or loss adjusted to exclude net gains (losses) from sales of certain depreciated real estate assets, depreciation and amortization expense from real estate assets, gains and losses from change in control, and impairment charges related to certain previously depreciated real estate assets. To derive AFFO, we modify the Nareit computation of FFO to include other adjustments to GAAP net income related to certain non-cash or non-recurring revenues and expenses, including straight-line rents, cost of debt extinguishments, amortization of lease intangibles, amortization of debt issuance costs, amortization of net mortgage premiums, (gain) loss on interest rate swaps and other non-cash interest expense, realized gains or losses on foreign currency transactions, Internalization expenses, structuring and public company readiness costs, extraordinary items, and other specified non-cash items. We believe that such items are not a result of normal operations and thus we believe excluding such items assists management and investors in distinguishing whether changes in our operations are due to growth or decline of operations at our properties or from other factors. Adjusted NOI, Annualized Adjusted NOI, and Cash NOI: Adjusted NOI, Annualized Adjusted NOI, Cash NOI, and GAAP NOI are non-GAAP financial measures which we use to assess our operating results. We compute Adjusted NOI as Adjusted EBITDAre and exclude general and administration expenses. We further adjust Adjusted NOI for non-cash revenue components of straight-line rent and other amortization expense to derive Adjusted Cash NOI. We believe Adjusted NOI and Adjusted Cash NOI provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level. Adjusted NOI and Adjusted Cash NOI are not measurements of financial performance under GAAP and may not be comparable to similarly titled measures of other companies. You should not consider our measures as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Annualized Adjusted NOI is calculated by multiplying Adjusted NOI for the applicable quarter by four and Annualized Adjusted Cash NOI is calculated by multiplying Adjusted Cash NOI for the applicable quarter by four. We believe these annualized figures provide a meaningful estimate of our current run rate for all of our investments as of the end of the most recently completed quarter given the contractual nature of our long-term net leases. You should not unduly rely on these measures as they are based on assumptions and estimates that may prove to be inaccurate. Our actual reported NOI for future periods may be significantly different from our Annualized Adjusted NOI and Annualized Adjusted Cash NOI. Fixed Charge Coverage Ratio (FCCR): The adjusted EBITDA to fixed charge ratio is the ratio of adjusted EBITDA to fixed charges as of the last day of any fiscal quarter. Adjusted EBITDA is computed as net income adjusted for depreciation and amortization, interest expense, income tax expense, extraordinary or nonrecurring items, fees in connection with debt financing, acquisitions and dispositions and capital markets transactions, non-cash items and equity in net income of unconsolidated subsidiaries minus a reserve for replacements with respect to certain properties. Fixed charges are computed on a consolidated basis as interest expense (excluding amortization of fees paid in cash and discounts and premiums on debt), plus regularly scheduled principal repayments of debt (excluding any balloon or similar payments), plus any preferred dividends payable in cash.

Other Definitions and Explanations Economic Yield: Economic Yield is calculated by dividing contractual cash rent, inclusive of fixed rent increases and escalators determined by CPI, by the existing lease term, expressed as a percentage of the purchase price. Cash Capitalization Rate: Cash Capitalization Rate is calculated by measuring the annualized contractual cash rent at the time of closing, divided by the purchase price of the related property. Brand: Represent the brand or trade name the tenant operates. Disposition Capitalization Rate Disposition Capitalization Rate is calculated by the ABR on the date of the related disposition divided by the gross sale price. Defensive Mix: Defensive Mix is a term used by us to categorize tenants determined by their area of focus: (1) Necessity, which represents tenants providing essential services or selling essential goods to consumers and includes Medical and Dental Providers, Financial Institutions, Automotive Stores, Convenience & Gas Stores, Pharmacies, and Home Improvement Stores, (2) Service, which represents tenants who provide specific services to consumers and includes Quick Service Restaurants, Casual Diners, Automotive Dealers, Fitness Operators, Car Washed, and Professional Service, and (3) Discount, which represents tenants that sell merchandise and goods a significant discount compared to traditional retailers. Adjusted Secured Overnight Financing Rate (SOFR): We define Adjusted SOFR as the current one-month term SOFR plus an adjustment of 0.10% per the terms of our credit facilities. Annualized Base Rent (ABR): We define ABR as the annualized contractual cash rent due for the last month of the reporting period and adjusted to remove rent from properties sold during the month and to include a full month of contractual cash rent for properties acquired during the last month of the reporting period.

Other Definitions and Explanations (Continued) WALT: WALT represents the remaining average lease term of our leases, weighted by rent, and excluding lease renewal options and investments in mortgage loans. Purchase Price: Purchase Price is represented by the contractual acquisition price of the related property, excluding any transaction costs or other capital expenditures. Tenant: Tenant represents the legal entity responsible for fulling obligations under the lease agreement. GAAP: GAAP is the Generally Accepted Accounting Principles in the United States. Gross Debt: We define Gross Debt as total debt, net plus debt issuance costs and original issuance discount. Net Debt: Net Debt is a non-GAAP financial measure. We define Net Debt as our Debt less cash and cash equivalents. Occupancy: Occupancy or a specified percentage of our portfolio that is “occupied” or “leased” means as of a specified date (i) the number of properties that are subject to a signed lease divided by (ii) the total number of properties in our portfolio.

Forward-Looking and Cautionary Statements IP Disclaimer This data and other information described herein are as of and for the three months ended June 30, 2025, unless otherwise indicated. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This information should be read in conjunction with FrontView’s Quarterly Report on Form 10-Q as of and for the period ended June 30, 2025, including the financial statements and the management’s discussion and analysis of financial condition and results of operations sections. Information set forth herein contains forward-looking statements, which reflect our current views regarding our business, financial performance, growth prospects and strategies, market opportunities, and market trends. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook, ” “believes, ” “expects, ” “potential, ” “continues, ” “may, ” “will, ” “should, ” “could, ” “would be, ” “seeks, ” “approximately, ” “projects, ” “predicts, ” “intends, ” “plans, ” “estimates, ” “anticipates, ” or the negative version of these words or other comparable words. All of the forward-looking statements herein are subject to various risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results, performance, and achievements could differ materially from those expressed in or by the forward-looking statements and may be affected by a variety of risks and other factors. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from such forward- looking statements. These factors include, but are not limited to, risks and uncertainties related to general economic conditions, including but not limited to increases in the rate of inflation and/or interest rates, local real estate conditions, tenant financial health, and property acquisitions and the timing of these investments and acquisitions. These and other risks, assumptions, and uncertainties are described in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance on any forward-looking statements included herein. All forward-looking statements are made as of the date of this document and the risk that actual results, performance, and achievements will differ materially from the expectations expressed or referenced herein will increase with the passage of time. We undertake no obligation to publicly update or review any forward- looking statement, whether as a result of new information, future developments, or otherwise, except as required by law. This document contains references to copyrights, trademarks, trade names, and service marks that belong to other companies. FrontView REIT, Inc. is not affiliated or associated with, and is not endorsed by and does not endorse, such companies or their products or services. Forward Looking Statements About the Data